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                                                                     Exhibit (j)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references of our firm under the captions "Financial Highlights" in the Prospectuses of Liberty Equity Growth Fund, Liberty Small Company Equity Fund, Liberty Asset Allocation Fund, Liberty Strategic Equity Fund, Liberty Equity Value Fund, Liberty Large Cap Core Fund, Liberty International Equity Fund, and Liberty Small Cap Fund and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated December 11, 2001 with respect to the financial statements and financial highlights of Galaxy Equity Growth Fund, Galaxy Small Company Equity Fund, Galaxy Asset Allocation Fund, Galaxy Strategic Equity Fund, Galaxy Equity Value Fund, Galaxy Growth & Income Fund, Galaxy International Equity Fund and Galaxy Small Cap Value Fund (eight of the portfolios constituting the Galaxy Fund) included in the Galaxy Fund Annual Report dated October 31, 2001, in this Post-Effective Amendment No. 80 to the Registration Statement on Form N-1A (No. 33-11351) of the Liberty-Stein Roe Funds Investment Trust.

                                       ERNST & YOUNG LLP

Boston Massachusetts
October 28, 2002